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                        REGISTRATION RIGHTS AGREEMENT


        THIS AGREEMENT, dated as of October 30, 1998, is entered into by and among Cistron Biotechnology, Inc., a corporation organized under the laws of Delaware (the "Company") and Pasteur Merieux Serums & Vaccins, S.A., a societe anonyme organized under the laws of France (the "Shareholder").

                             W I T N E S S E T H:

        WHEREAS, on the date hereof, the Company and the Shareholder are entering into a Common Stock and Warrant Purchase
Agreement (the "Common Stock and Warrant Purchase Agreement"), relating to the Shareholder's investment in the Company; and

        WHEREAS, the Company, as partial inducement for the Shareholder to enter into the Common Stock and Warrant Purchase
Agreement, has elected to grant to the Shareholder the registration rights provided for herein.

        NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1. Certain Definitions.
           --------------------

           (a) For the purposes of this Agreement, the following terms shall have the respective meanings set forth below:

        "Advice" is as defined in Section 2.5.

        "Agreement" means this Agreement, as from time to time assigned, supplemented, amended or modified in accordance with the terms hereof.

        "Common Stock and Warrant Purchase Agreement" is as defined in the recitals.

        "Company" is as defined in the preamble.

        "Demand Registration" is as defined in Section 2.1.

        "Demand Request" is as defined in Section 2.1.

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

        "Indemnified Person" is as defined in Section 2.9(a).

        "Material Adverse Effect" is as defined in Section 2.3(a).

        "NASD" is as defined in Section 2.4(p).

        "Proposed Registration" is as defined in Section 2.2(a).

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        "Restricted Shares" means any Shares or other securities of the Company which have not been registered under the Securities
Act and which are owned by the Shareholder.

        "SEC" means the United States Securities and Exchange
Commission.

        "Securities Act" means the United States Securities Act of 1933, as amended, or any similar federal law then in force.

        "Shareholder" is as defined in the preamble.

        "Shares" means common stock of the Company, par value $.01 per share.

        "Suspension Notice" is as defined in Section 2.5.

           (b) Capitalized terms used herein but not defined herein shall have the meaning set forth in the Common Stock and Warrant Purchase Agreement.

ARTICLE 2. Registration Rights.
           --------------------

            2.1. Demand Registration. At any time after October 30, 2000 the Shareholder may require the Company (pursuant to a written notice to the Company) to effect the registration under the Securities Act of Shares of the Company (a "Demand Registration"). Such request (a "Demand Request") by the
Shareholder shall (i) specify the class and number of Shares which the Shareholder intends to sell or dispose of, and (ii) state the intended method or methods by which the Shareholder intends to sell or dispose of such Shares. In connection with any underwritten public offering, the underwriter thereof shall be selected by the Company, subject to the consent of the Shareholder, which shall not be unreasonably withheld. Upon receipt of a Demand Request, the Company shall (as requested) (i) cause to be filed, within seventy-five (75) calendar days of the date of delivery to the Company of the request, a registration statement covering such Shares which the Company has been so requested to register, providing for the registration under the Securities Act of such Shares to the extent necessary to permit the disposition of such Shares so to be registered in accordance with the intended method of distribution specified in such request (provided, further, that in either case the Company may delay making such filing or taking such action by not more than sixty
(60) calendar days if the Company, prior to the time it would otherwise have been required to file such registration statement or take such action, determines in good faith that the filing of such registration statement or the taking of such action would require the disclosure of material nonpublic information that, in the reasonable judgment of the Company, would be detrimental to the Company if so disclosed (and a delay would be likely to reduce the detrimental effect of such disclosure or obviate the need for such disclosure to be made), or would otherwise adversely affect a financing, acquisition, disposition, merger or other material transaction), and shall use its best efforts to have such registration statement declared effective by the SEC as soon as practicable thereafter. The Shareholder shall have the right to exercise up to one (1) such Demand Registration right.

            2.2. Piggyback Rights.
                 -----------------

             (a) Each time that the Company proposes (either unilaterally or pursuant to the exercise of demand registration rights by any other third party) for any reason to register any of its securities under the Securities Act (a "Proposed Registration"), other than pursuant to a registration statement on Form F-4 or Form F-8 or similar or successor forms, the Company shall promptly give
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written notice of such Proposed Registration to the Shareholder
(which notice shall be given not less than thirty (30) calendar days prior to the effective date of the Company's registration statement) and such holders shall have the right, on a pro rata basis, to request inclusion of any of the Shareholder's Shares in the Proposed Registration. No registration pursuant to this
Section 2.2 shall relieve the Company of its obligation to register Shares pursuant to Section 2.1.

             (b) The Shareholder shall have twenty-five (25) calendar days from the receipt of such notice to deliver to the Company a written request specifying the number of Shares the Shareholder intends to sell and the Shareholder's intended method of disposition. The Shareholder shall have the right to withdraw its request for inclusion of such Shares in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of such withdrawal. Subject to Section 2.3 below, the Company shall include in such registration statement all such Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such piggyback registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

             (c) In the event that the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under Section 2.2(b) hereof must specify that the Shares be included in the underwriting on the same terms and conditions as the Shares otherwise being sold through underwriters under such registration.

            2.3. Priority on Registrations.
                 --------------------------

             (a) Notwithstanding the foregoing, if the Shares requested to be included in the Proposed Registration pursuant to
Section 2.2 hereof by the Shareholder differ from the type of securities proposed to be registered by the Company and the managing underwriter advises the Company that due to such differences the inclusion of such Shares would materially and adversely affect the price or success of the offering (a "Material Adverse Effect"), then (i) the number of the Shareholder' Shares to be included in the registration statement shall be reduced to an amount which, in the judgment of the managing underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the judgment of the managing underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Shares from such registration statement provided no other securities of such type are included and offered for the account of any other person in such registration statement. Any partial reduction in the number of Shares to be included in the registration statement pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which the Shareholder's requested Shares bears to the total number of Shares requested to be included in such registration statement by all other persons who have requested that their Shares be included in such registration statement.

           (b) If the Shares requested to be included in the registration statement are of the same type as the securities being registered by the Company and the managing underwriter advises the Company that the inclusion of such Shares would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to the Shareholder (subject to the priority rules set forth below), the greater of
(i) that portion of the Shares the Shareholder has requested be registered which the managing underwriter believes may be included (together with only securities to be offered by the Company) without causing a Material Adverse Effect, or (ii) that portion of the Shares the Shareholder has requested to be registered equal to the ratio which the Shareholder's requested Shares bears to the total number of Shares requested to be included in such registration statement by all other persons (other than (i) the Company, if such registration has been

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initiated by the Company for securities to be offered by the Company or (ii) the Shareholder, if such registration has been initiated by it pursuant to Section 2.1 hereof) who have requested that their Shares be included in such registration statement. It is acknowledged by the Shareholder that pursuant to the foregoing provision, the securities to be included in such registration shall be allocated (A) if the Company initiates the Proposed Registration (either unilaterally or pursuant to the exercise of demand registration rights by any other third party), (1) first, to the Company or such other third party exercising demand registration rights, (2) second, to the Shareholder (in accordance with the above described ratio if all Shares proposed to be included in the Proposed Registration cannot be so included) and
(3) third, to all other persons requesting securities to be included therein (in accordance with the above described ratio if all Shares proposed to be included in the Proposed Registration cannot be so included) and (B) if the Shareholder exercises a right to cause a Demand Registration, (1) first, to the Shareholder and (2) second, to all other persons requesting securities to be included therein (in accordance with the above described ratio if all Shares proposed to be included in the Proposed Registration cannot be so included). If as a result of the provisions of this Section 2.3(b) the Shareholder shall not be entitled to include all of its Shares in a registration that the Shareholder has requested to be so included, the Shareholder may withdraw the Shareholder's request to include Shares in such registration statement. The Shares that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the Shareholder for a period, not to exceed one hundred eighty (180) calendar days from the closing of such underwritten public offering, that the managing underwriter(s) determines as necessary in order to effect such underwritten public offering. In granting any future registration rights the Company will include the priority of registration herein.

           (c) The Shareholder may not participate in any registration statement hereunder unless the Shareholder completes, executes and delivers all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements, including an opinion of its counsel; provided, however, that the Shareholder shall not be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) the Shareholder's ownership of its Shares to be sold or transferred free and clear of all liens, (ii) the Shareholder's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested.

            2.4. Registration Procedures. Whenever the Shareholder has requested that any Shares be registered pursuant to the provisions of this Article 2, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Shares in accordance with the intended method of disposition thereof as set forth in the written request, and pursuant thereto the Company shall:

             (a) prepare and file with the SEC a registration statement with respect to such securities on the appropriate forms, and use its best efforts to cause such registration statement(s) to become and remain effective in accordance with
Section 2.4(b) hereof and in accordance with all laws, rules and regulations applicable thereto;

             (b) prepare and file with the SEC such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Shares covered thereby or (ii) the expiration of nine months from the effective date of the registration statement, and to

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comply with the provisions of the Securities Act with respect to the sale or other disposition of all Shares covered by such registration statement;

             (c) furnish to the Shareholder pursuant to Section 2.1 or Section 2.2 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Shareholder may reasonably request in order to facilitate the public sale or other disposition of such Shares;

             (d) use its best efforts to register or qualify the Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Shareholder shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable the Shareholder to consummate the public sale or other disposition in such jurisdictions of such Shares; provided, however, that the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign company where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

             (e) at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act within the appropriate period mentioned in Section 2.4(b) hereof, promptly notify the Shareholder and each underwriter and (if requested by the Shareholder) confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Shares under state securities or blue sky laws or the initiation of any proceedings for that purpose, and (iii) of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Shareholder, prepare, file and furnish to the Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

             (f) if the Company has delivered preliminary or final prospectuses to the Shareholder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Shareholder and, if requested, the Shareholder shall immediately cease making offers of Shares and return all prospectuses to the Company. The Company shall promptly provide the Shareholder with revised prospectuses and, following receipt of the revised prospectuses, the Shareholder shall be free to resume making offers of the Shares;

             (g) furnish, at the request of the Shareholder on the date such Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Article 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes

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

of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Shareholder and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Shareholder;

             (h) if any proposed registration effected pursuant to
Section 2.1 or Section 2.2 involves an underwritten public offering, (i) subject to Section 2.1, select a reputable managing underwriter to underwrite such public offering, (ii) cause all Shares to be listed for trading on the principal national securities exchange where the Company's common stock is listed for trading, and (iii) enter into (A) an underwriting agreement with the underwriter providing for such representations, warranties, covenants, conditions and indemnities as may be requested by the underwriter and (B) a deposit agreement with a depositary, if applicable, providing for such representations, warranties, covenants, conditions and indemnities as may be requested by the depositary;

             (i) before filing a registration statement or amendment thereto, furnish to each Shareholder and its counsel and other representatives and the underwriters, if any, copies of each such registration statement or amendment proposed to be filed, which documents shall be made available on a timely basis for review and comment by the Shareholder, the underwriters (if any) and their respective representatives;

             (j) make generally available to the Company's security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) calendar days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 20-F and 6-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

             (k) if requested by the managing underwriter or the Shareholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or the Shareholder reasonably requests to be included therein, including, without limitation, with respect to the Shares being sold by the Shareholder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

            (l) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to the Shareholder;

             (m) cooperate with the Shareholder and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement (if any), and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep
available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;
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             (n) in the event that the Shareholder may be considered
to be a "control person," promptly make available for inspection by the Shareholder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any the Shareholder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (n) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC of documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) the Shareholder requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that the Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

             (o) provide, if required, a CUSIP number for the Shares included in any registration statement not later than the effective date of such registration statement;

             (p) cooperate with the Shareholder and each underwriter participating in the disposition of such Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.
("NASD");

             (q) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act;

             (r) notify the Shareholder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

             (s) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Shares;

            (t) advise the Shareholder, promptly after it shall have received notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and
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
            (u) in the case of a Demand Request pursuant to Section
2.1 if the Shareholder so requests, to request acceleration of effectiveness of the registration statement from the SEC, provided at the time of such request the Company does not, in good faith, believe it is necessary to amend further the registration statement in order to comply with the provisions of this Section
2.4. If the Company wishes to further amend the registration statement prior to requesting acceleration, it shall have five (5) Business Days to so amend prior to requesting acceleration.

           2.5. Suspension of Dispositions. The Shareholder agrees that upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in
Section 2.4(e)(iii), the Shareholder will forthwith discontinue disposition of Shares until the Shareholder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, the Shareholder will deliver to the Company all copies, other than permanent file copies then in the Shareholder's possession, of the prospectus covering such Shares current at the time of receipt of such Suspension Notice. In the event the Company shall give any such Suspension Notice, the time period regarding the effectiveness of registration statements set forth in Section 2.4(b) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice.
The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

           2.6. Cooperation upon a Registration. The Shareholder and the Company agree that, in connection with any exercise of registration rights pursuant to this Article 2, the Shareholder will authorize, and will authorize and direct the Company to take, such actions as are necessary or appropriate to effectuate such registration. In addition, the Shareholder agrees to cooperate fully with the Company and the underwriters of any underwritten public offering in the preparation of all documentation necessary or desirable to effectuate any registration of any Shares under the Securities Act pursuant to this Article 2, or registration or qualification of any Shares pursuant to Section 2.4(d) hereof. In addition, the Company agrees to cooperate fully with the Shareholder in connection with any such registration or qualification.

           2.7. Limitations. Notwithstanding anything in this Agreement to the contrary, if requested in writing by the managing underwriter(s), if any, of any underwritten public offering of the Company's capital stock pursuant to this Article 2, the Shareholder agrees not to offer, sell, contract to sell or otherwise dispose of any shares of capital stock of the Company except as part of such underwritten public offering within thirty
(30) calendar days before or one hundred eighty (180) calendar days after the effective date of the registration statement filed with respect to said offering, unless expressly authorized to do so by the managing underwriter(s).

           2.8. Expenses. The Company shall pay all expenses incurred by the Company in complying with Sections 2.1, 2.2 and
2.4 hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with the securities or blue sky laws of all such jurisdictions in which the Shares are proposed to be offered and sold (including reasonable fees and disbursements of counsel in connection with blue sky qualification of Shares), rating agency fees, printing expenses, messenger and delivery expenses, the Company's internal expenses (including without limitation all salaries

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

and expenses of its officers and employees performing legal or accounting duties), fees and expenses incurred in connection with any listing of the Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or cold comfort letters required by or incident to such performance), securities act liability insurance (if the Company elects to obtain such insurance) and fees and disbursements of underwriters (to the extent the Company is liable therefor under the terms of any underwriting agreement), whether or not any registration statement becomes effective; provided, however, that all underwriting discounts and selling commissions applicable to the Shares covered by registrations effected pursuant to Section 2.1 or Section 2.2 hereof shall be borne by the Shareholder, in proportion to the number of Shares sold by the Shareholder, and except as expressly provided in this Section 2.8, in no event shall the Company pay any fees or expenses attributable to any counsel, accountants or other persons retained or employed by the Shareholder.

           2.9. Indemification.
                ---------------

            (a) In the event of any registration of any Shares under the Securities Act pursuant to this Article 2 or registration or qualification of any Shares pursuant to Section 2.4(d) hereof, the Company shall indemnify and hold harmless the Shareholder, each underwriter of such shares, if any, each broker or any other person acting on behalf of the Shareholders, each director, officer, employee and partner of any of the foregoing and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are related to, result from or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Shares pursuant to Section 2.4(d) hereof, or arise out of, are related to, result from or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws. The Company shall reimburse on demand each Indemnified Person for any legal or any other costs and expenses reasonably incurred by any of them in connection with investigating, preparing for, defending or settling any such loss, claim, damage, liability or action by any governmental agency or body; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Shares pursuant to Section 2.4(d) hereof, in reliance upon and in conformity with written information furnished to the Company by the Shareholder, underwriter, broker, other person or controlling person specifically for use in the preparation thereof or arises out of or is based upon the Indemnified Person's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Person with a sufficient number of copies of the same.

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
            (b) Before Shares shall be included in any registration pursuant to this Article 2, the Shareholder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement and prospectus, and the Shareholder and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) above) the Company, each member of the Board of Directors of the Company, each officer of the Company who signs such registration statement, every other participating shareholder and any person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with such written information furnished to the Company by the Shareholder or such underwriter for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited to an amount equal to the net proceeds actually received by the Shareholder from the sale of Shares effected pursuant to such registration.

            (c) Promptly after receipt by an Indemnified Person of notice of the commencement of any action involving a claim referred to in Section 2.9(a) or (b) hereof, such Indemnified Person will, if a claim in respect thereof is to be made against the indemnifying party under this Section 2.9, give written notice to the latter of the commencement of such action (provided that the failure to give such notice shall not limit the rights of such Indemnified Person to the extent that such failure or delay in notifying the indemnifying party does not prevent the indemnifying party from presenting a proper defense against the claim). In case any such action is brought against an Indemnified Person, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Person, and, after notice to such Indemnified Person from the indemnifying party of its election to assume the defense thereof; provided, however, that, if any Indemnified Person shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Person which are different from, in conflict with or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 2.9, or if the indemnifying party fails to take diligent action to defend such claim within twenty (20) calendar days following notice thereof from the Indemnified Person, the indemnifying party shall not have the right to assume the defense of such action on behalf of such Indemnified Person, and such indemnifying party shall reimburse such Indemnified Person and any person controlling such Indemnified Person for the fees and expenses of counsel retained by the Indemnified Person which are reasonably related to the matters covered by the indemnity agreement provided in this Section 2.9. If the indemnifying party does assume its own defense as permitted hereunder, from such time the Indemnified Person shall bear the expenses of its own separate counsel. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the Indemnified Person without its written consent, which consent shall not be unreasonably withheld. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not make any settlement of the applicable claim indemnified against hereunder without the written consent of the Indemnified Person or persons, which consent shall not be unreasonably withheld. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any Indemnified Person, a conflict of interest may exist between such Indemnified Person and any other such Indemnified Person with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

            (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which an Indemnified Person makes a claim for indemnification pursuant to this Section 2.9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, then the Company and the Shareholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect, as between the Company and the Shareholder, on the one hand, and the underwriter on the other hand, the relative fault of the Company and the Shareholder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) the Shareholder will not be required to contribute any amount in excess of the net proceeds to it of all Shares sold by it pursuant to such registration statement, (ii) no underwriter shall be required to contribute any amount in excess of the proceeds to it from the offering pursuant to such registration statement, and (iii) no person guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each Indemnified Person to the full extent provided in Section 2.9(a) and Section 2.9(b) without regard to the relative fault of said indemnifying party or Indemnified Person or any other equitable consideration provided for in this Section 2.9(d).

           (e) Notwithstanding any of the foregoing, if in connection with an underwritten public offering of any Shares, the Company, the Shareholder and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, the indemnification provided thereunder shall be in addition to (and not in lieu of) the indemnification provided to the Shareholders hereunder.

           (f) The indemnification and contribution required by this Section 2.9 shall be made by periodic payment of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, that if a court of competent jurisdiction finally determines that any Indemnified Person which has received payments hereunder does not have an indemnification right under this Section 2.9 for any reason, then such Indemnified Person shall within five (5) calendar days of such final determination, refund all amounts received hereunder to the Company or the Shareholder, as the case may be.

           (g) The indemnification and contribution provided for hereunder will remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person and will survive the transfer of Shares.

ARTICLE 3. Miscellaneous
           -------------

           3.1. Notices. Any and all notices, consents, offers, acceptances, or any other communication provided for herein shall be sufficient if given in writing and deemed received when delivered by first class, registered or certified mail, postage prepaid or overnight courier or hand delivery, or when sent by facsimile transmission (confirmed by facsimile machine report and with a confirmation letter sent by first class mail, postage prepaid) which shall be addressed, or sent to the address or telecopier number of the party set forth below its signature hereto or, in each case, such other address or telecopier number, as the case may be, as such party may from time to time designate in writing to the other parties.

           3.2. Amendment and Waiver. No change or modification of, or waiver of compliance with, this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

           3.3. Termination. This Agreement may be terminated at any time by an instrument in writing signed by all of the parties hereto. This Agreement shall terminate automatically in the event that (i) the Shareholder transfers all of its Restricted Shares, or (ii) the Shareholder may sell all of its Restricted Shares pursuant to Rule 144(k) of the Securities Act. Unless sooner terminated, this Agreement shall terminate fifteen (15) years from the date hereof, unless, at any time within one (1) year prior to such date, both of the parties extend its duration for as many additional periods, each not to exceed ten (10) years, as they may desire.

           3.4. No Waiver. No failure or delay on the part of the Company or the Shareholder in exercising any right, between the Company and the Shareholder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Company or the Shareholder would otherwise have. No notice to or demand on the Company or the Shareholder, as the case may be, in any case shall entitle the Company or the Shareholder, as the case may be, to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Company or the Shareholder to take any other or further action in any circumstances without notice or demand.

           3.5. Specific Performance. Each party to this Agreement acknowledges that the other parties will suffer irreparable injury in the event of any breach of any provision of this Agreement and that therefore the remedy at law for any breach or threatened breach of any such provision of this Agreement will be inadequate. Accordingly, upon a breach or threatened breach of any such provision of this Agreement by any party hereto, the other parties shall, in addition and without prejudice to any of the rights and remedies they may have, be entitled as a matter of right, without proof of actual damages, to seek specific performance of such provisions of this Agreement and to such other injunctive or equitable relief to enforce, or prevent any violations (whether anticipatory, continuing or future) of, such provisions of this Agreement.

           3.6. Counterparts and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. All headings and any cover page are inserted for convenience or reference only and shall not affect its meaning or interpretation.

           3.7. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

           3.8. Expenses. Except as provided in Section 2.8 hereto, each of the parties to this Agreement shall bear its own expenses, including, without limitation, the fees and disbursements of its respective counsel, in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

           3.9. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York, U.S.A., without regard to its conflict of law rules.

           3.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors, and the Shareholder and its successors and assigns; provided that the rights and obligations of the Shareholder hereunder shall inure to the benefit of and be binding upon any transferee of the Shareholder only if such transferee (i) is an affiliate of the Shareholder and (ii) agrees in writing to be bound by the provisions of this Agreement.

           3.11. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions hereof shall nevertheless continue in full force and effect as though the illegal, invalid or unenforceable provisions were not a part hereof, and the parties shall exert their best efforts to amend this Agreement to include a provision which is legal, valid and enforceable, or to take such other action, which in either case carries out the original intent of the parties.

           3.12. Complete Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings, whether written or oral, between or among any of the parties hereto, with respect to the subject matter hereof.

           3.13. Further Assurances. Each of the parties to this Agreement agrees to execute such other documents and take such other action as may be reasonably necessary to implement and carry out the intent of this agreement.

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.


CISTRON BIOTECHNOLOGY, INC.


By: /s/BRUCE C. GALTON
    ------------------
Name:  BRUCE C. GLATON
Title: Chairman of the Board
       and Chief Executive Officer
Notice Address:

        Cistron Biotechnology, Inc.
        101 Bloomfield Avenue
        Pine Brook, NJ  07058
        Attention:  Chairman
        Telecopier: (973) 575-4854


with a copy to:

        Seth I. Truwit, Esq.
        Epstein Becker & Green, PC
        250 Park Avenue
        New York, NY  10177
        Telephone:  (212) 351-4709
        Telecopier:  (212) 661-0989

Pasteur Merieux Serums & Vaccins, S.A.


By: /s/DAVID J. WILLIAMS
    --------------------
Name:  DAVOD J. WILLIAMS
Title: President
       and Chief Operating Officer

Notice Address:


with a copy to:

        Pasteur Merieux Serums & Vaccins, S.A.
        58, avenue Leclerc
        69007 Lyon, France
        Attention:  Senior Vice President, Legal and
        Corporate Affairs
        Telecopier:  011 33 4 72 73 77 84

        Pasteur Merieux Connaught - USA

        Route 611
        Swiftwater, PA  18370
        Attention:  Vice President,
        Business Development
        Telecopier:  (717) 839-4600

        and

        Akin, Gump, Strauss, Hauer & Feld, LLP
        590 Madison Avenue
        New York, New York 10022
        Attention:  L. Kevin O'Mara, Jr., Esq.
        Telephone:  (212) 872-1021
        Telecopier:  (212) 872-1002